REGISTRATION NO. 333-81781
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                 Post-Effective
                                Amendment No. 1*
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------
CONSECO, INC.                   INDIANA                     35-1468632
(Exact name of the          (State or other               (I.R.S. Employer
 Registrant as specified     jurisdiction of              Identification No.)
 in its charter)             incorporation or
                             organization)

                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6100
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ---------------------
                              John J. Sabl, Esquire
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6092
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

* THIS POST-EFFECTIVE AMENDMENT NO. 1 (THE "AMENDMENT") TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-81781 IS BEING FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR THE SOLE PURPOSE OF FILING EXHIBITS AND, ACCORDINGLY, SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Advisory fee to Warburg Dillon Read LLC............................ $  905,000
Reimbursement of Warburg Dillon Read LLC expenses..................    150,000
Securities and Exchange Commission registration fee................     29,127
Legal fees and expenses............................................     20,000
Accounting fees and expenses.......................................     10,000
Printing expenses..................................................      5,000
Miscellaneous......................................................      5,873
                                                                    ----------

   Total........................................................... $1,125,000


         Except for the advisory fees to Warburg Dillon Read LLC and the SEC registration fee, all of the foregoing are estimates.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The Bylaws of Conseco provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, if (a) such person is wholly successful with respect to such action, suit or proceeding or (b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of Conseco or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the Board of
Directors: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel.

         The above discussion of Conseco's Bylaws and the Indiana Business Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws and the Indiana Business Corporation Law.

         Conseco has purchased director and officer liability insurance which would provide coverage against certain liabilities, including liabilities under the securities laws.


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ITEM 16.  EXHIBITS


      EXHIBIT NUMBER                  DESCRIPTION OF EXHIBIT

      1.1 Form of Purchase Agreement between the Company and Warburg Dillon Read LLC.*

      1.2 ISDA Master Agreement dated as of April 21, 1999 between the Company and UBS AG, London Branch, with attached Schedule and form of Confirmation.*

      1.3 Purchase Agreement dated June 29, 1999 between the Registrant and Warburg Dillon Read LLC was filed with the Commission as
              Exhibit 1.1 to Conseco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, and is incorporated herein by this reference.

      1.4 ISDA Master Agreement dated as of April 21, 1999 between Registrant and UBS AG, London Branch, with attached schedule and confirmation was filed with the Commission as Exhibit 1.2 to Conseco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, and is incorporated herein by this reference.

      1.5     Amendment and Supplement to Purchase Agreement dated December 1,
              1999.

      1.6 Confirmation of terms and conditions as amended and restated on December 1, 1999.

      3.1 Amended and Restated Articles of Incorporation of Conseco, Inc. were filed with the Commission as Exhibit 3.1 to Conseco's Annual Report on Form 10-K for the year ended December 31, 1997, and are incorporated herein by this reference.

      3.2 Amended and Restated Bylaws of Conseco, Inc. were filed with the Commission as Exhibit 3.2 to its Report on Form 10-Q for the quarter ended June 30, 1998 and are incorporated herein by this reference.

      5.1     Opinion of John J. Sabl, Esquire.*

      23.1 Consent of John J. Sabl, Esquire (included in Exhibit 5.1 hereto).*

      23.2    Consent of PricewaterhouseCoopers LLP.*

      23.3    Consent of KPMG Peat Marwick LLP.*

      24.1    Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, James
              S. Adams, Lawrence M. Coss, Ngaire E. Cuneo, David R. Decatur,
              M. Phil Hathaway, Donald F. Gongaware, James D. Massey, Dennis E. Murray Sr., John M. Mutz and Robert S. Nickoloff were included on the signature page of the original filing of this Registration Statement and are incorporated herein by reference.

      *  Filed previously.


ITEM 17.  UNDERTAKINGS

      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To include any  prospectus  required by Section 10(a)
                           (3) of the Securities Act of 1933;


                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.


                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20%

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                           change in the maximum  aggregate  offering  price set
                           forth in the "Calculation of Registration Fee" table in the effective Registration Statement.














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                    (iii)  To  include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on December 6, 1999.

                                              CONSECO, INC.


                                              By: /s/ ROLLIN M. DICK
                                                  ------------------------------
                                                  Rollin M. Dick,
                                                    Executive Vice President and
                                                    Chief Financial Officer









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




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                 TITLE                                      DATE
           ---------                 -----                                      ----



            *
-----------------------------     Director, Chairman of the Board,              December 6, 1999
     Stephen C. Hilbert           President and Chief Executive Officer
                                  (Principal Executive Officer)


            *
-----------------------------      Director, Executive Vice President           December 6, 1999
     Rollin M. Dick                and Chief Financial Officer
                                   (Principal Financial Officer)


            *
-----------------------------      Senior Vice President, Chief                 December 6, 1999
     James S. Adams                Accounting Officer and Treasurer
                                   (Principal Accounting Officer)


            *
-----------------------------      Director                                     December 6, 1999
     Lawrence M. Coss



            *
-----------------------------      Director                                     December 6, 1999
     Ngaire E. Cuneo



            *
-----------------------------      Director                                     December 6, 1999
     David R. Decatur


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



            *
-----------------------------      Director                                     December 6, 1999
     M. Phil Hathaway



            *
-----------------------------      Director                                     December 6, 1999
     Donald F. Gongaware



            *
-----------------------------      Director                                     December 6, 1999
     James D. Massey



            *
-------------------------------    Director                                     December 6, 1999
     Dennis E. Murray, Sr.



            *
-----------------------------      Director                                     December 6, 1999
     John M. Mutz



            *
-----------------------------      Director                                     December 6, 1999
     Robert S. Nickoloff

* By:  /S/ JOHN J. SABL
       ------------------------
           John J. Sabl
           Attorney-in-Fact

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